Exhibit 10.1


                   AMENDED AND RESTATED CONSULTING AGREEMENT


         THIS AMENDED AND RESTATED CONSULTING AGREEMENT (the "Agreement"), dated as of April 25, 2005, (the "Effective Date") by and between DR. MICHAEL
G. KAPLITT (hereinafter, the "Consultant"), and NEUROLOGIX RESEARCH, INC., a Delaware corporation (the "Company").

         WHEREAS, the Consultant is currently engaged by the Company pursuant to the terms of a Consulting Agreement, dated October 1, 1999, as amended on October 8, 2003 (the "Prior Agreement"); and

         WHEREAS, the parties hereto desire to modify the contractual arrangements between them and replace them with this Agreement effective as of the Effective Date; and

         WHEREAS, Company is engaged in scientific research on human gene therapy using adenovirus and adeno-associated virus vectors in the nervous system (the "Field"); and

         WHEREAS, the Consultant is one of the Company's scientific co-founders and has extensive experience in the Field; and

         WHEREAS, the Company has benefited from the Consultant's services under the Prior Agreement and wants to provide for his continued consultation under the terms set forth herein for a period of five years from the Effective Date; and

         WHEREAS, the expertise of the Company's scientific consultants is an important factor in the Company's ability to accomplish its objectives and to raise financing; and

         WHEREAS, the Consultant is willing to extend the term of his exclusive consulting arrangement with the Company, within the Field, as provided for in this Agreement:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

         1. Relationship. Subject to the provisions hereof, the Company does hereby engage the Consultant (i) to provide scientific advice and consulting services to the Company on an exclusive basis within the Field as specified below, (ii) to assist the Company in seeking financing, including meeting with prospective investors and (iii) to serve on the Company's Scientific Advisory Board. The Consultant shall not be, and shall not represent himself to anyone as, an employee of the Company or entitled to any employment rights or benefits from the Company.

         2. Exclusive Consulting.

         (a) The Consultant shall provide such advice and perform such consulting services as are requested from time to time by the Company in the Field. The Consultant shall not consult with any other person or entity with respect to the Field, except on behalf of and for the benefit of the Company, under appropriate confidentiality and non-disclosure arrangements. In addition, the Consultant shall be generally available for telephonic advice and consulting at reasonable frequencies and of reasonable duration in connection with, or in lieu of, any of these visits. The Consultant shall, as appropriate, provide the Company with brief written summary reports on the Consultant's work relating to the consulting services hereunder.

         (b) The Consultant shall (i) meet with prospective investors or other persons who have, or are considering, business relationships with the Company or Neurologix, Inc. ("Neurologix"), its parent corporation, and (ii) communicate with such parties by letter, telephone or otherwise in connection with Neurologix's financing efforts and/or other business activities of the Company and/or Neurologix, all as requested from time to time by the Company.

         (c) The Consultant shall serve as a member of the Company's Scientific Advisory Board.

         3. Compensation.

         (a) The Consultant hereby acknowledges and agrees that as of the Effective Date no compensation is due and owing to him under or by reason of the Prior Agreement.

         (b) At such time as the Consultant determines that his receipt of cash compensation from the Company would not be considered to be in conflict with his role in any clinical trial which the Company is sponsoring or with his employment, he shall be paid an annual retainer at the rate of $100,000 payable in quarterly installments on the last day of each calendar quarter.

         (c) As an inducement to enter into this Agreement, simultaneously with the execution hereof, Neurologix is granting the Consultant a nonqualified stock option (the "Option") to purchase 160,000 shares of Neurologix's unregistered and restricted common stock at a price equal to the fair market value on the date preceding the signing of this Agreement. The Option shall be evidenced by an agreement substantially in the form attached hereto as Exhibit "A".

         (d) The Company shall reimburse the Consultant for all reasonable travel and related expenses required for the performance of the Consultant's consulting hereunder if approved in advance and upon presentation of satisfactory invoices and receipts therefor.

         (e) The Consultant shall be solely responsible for all reporting and paying of any and all federal, state and local taxes, contributions and withholding and any other claim to or arising out of any compensation paid by the Company to the Consultant hereunder or upon exercise of the Option.

         4. Term. The term of this Agreement shall commence on the Effective Date shall continue until April 30, 2010.

         5. Confidentiality, Ownership of Discoveries and Information.

         (a) The parties entered into a Confidentiality, Proprietary Information and Inventions Agreement (the "Confidentiality Agreement"), dated October 1 1999 in connection with the Prior Agreement, a copy of which is attached hereto as Exhibit "B". The parties agree that such Confidentiality Agreement has not been amended and remains in full force and effect.

         (b) To the fullest extent not prohibited by any agreement in place on the date hereof between the Consultant and any educational institution, the Consultant hereby assigns to the Company all right, title and interest in and to any existing or future technology, know-how or other intellectual property he now or in the future may own related to the Field that arises from research or consulting services performed prior to or during the term of this Agreement.

         6. Consultant's Representations and Warranties. The Consultant represents and warrants to the Company as follows:

         (a) The Consultant is not under any legal obligation, including any obligation of confidentiality or non-competition, which prevents the Consultant from executing or fully performing this Agreement, or which would render such execution or performance a breach of contract with any third party; and

         (b) The Consultant's performance hereunder will not give rise to any right or claim by any third party, including, but not limited to, any of the Consultant's employers or any person to whom the Consultant has provided or currently provides consulting services, to any intellectual or other property or rights of the Company.

         7. Indemnification. The Consultant agrees to indemnify the Company, Neurologix and their respective directors, officers and controlling stockholders (each, an "Indemnified Person") against, and to hold each Indemnified Person harmless from, any claims or suits by a third party against the Company or any liabilities or judgments based thereon, either arising from the Consultant's performance of services for the Company under this Agreement or arising from any use by the Company of information or products which result from the Consultant's performance of services under this Agreement.

         8. Notices. Any notification required or permitted hereunder shall be addressed to the Company, to the attention of the Secretary at One Bridge Plaza, Fort Lee, New Jersey 07024 and to the Consultant at 515 East 72nd St., Apt. 34D, New York, NY 10021 and deposited, postage prepaid, in the United States mail. Either party may, by notification to the other given in the manner aforesaid, change the address for future notices.

         9. Severability. In the event any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the parties will negotiate in good faith to restore the unenforceable provision to an enforceable state and to provide reasonable additions or adjustments to the terms of the other provisions of this Agreement so as to render the whole Agreement valid and binding to the fullest extent possible, and in any event, this Agreement shall be interpreted to be valid and binding to the fullest extent possible.

         10. Miscellaneous.

         (a) Failure or delay by either party to enforce any right which it may have hereunder shall not be deemed to waive any right which it may have in that or any other instance.

         (b) This Agreement shall be governed by, and construed pursuant to, the laws of the State of New York applicable to agreements made and performed wholly within such State.

         (c) The Company may use the Consultant's name or make reference to the Consultant's writings and professional affiliations in promotional, advertising, marketing or securities offering literature without further consent from the Consultant.

         (d) This Agreement may not be changed orally, but may be changed only in a writing executed by the party to be charged with enforcement.

         (e) The headings of the various sections of this Agreement are for convenience of reference only and shall not be deemed to be part of this Agreement.

         (f) This Agreement may be executed in two counterparts, each of which shall constitute an original, and both of which together shall constitute one and the same instrument. In the event that any signature is delivered via facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original hereof.

         (g) This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements (including, but not limited to the Prior Agreement) and understandings with respect to such matters. Except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                               NEUROLOGIX RESEARCH, INC.


                                               By: /s/ Michael Sorell
                                                   ----------------------
                                                   Michael Sorell, President


                                                   /s/ Michael G. Kaplitt
                                                   ------------------------
                                                   Michael G. Kaplitt, M.D.